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                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-75932 and No. 333-08983 of Harveys Casino Resorts on Forms S-8 of our report dated January 9, 1997, appearing in this Annual Report of Form 10-K of Harveys Casino Resorts for the year ended November 30, 1996.

                              DELOITTE & TOUCHE LLP


Reno, Nevada
January 9, 1997

















                                  Exhibit 23.1